                                                                   EXHIBIT 10.69



                          SPECIAL CUSTOMER ARRANGEMENT
                        FOR MCI WORLDCOM ON-NET SERVICES

This Special Customer Arrangement for MCI WorldCom On-Net Services (this "Agreement") is made between MCI WORLDCOM Communications, Inc. for itself and its U.S.-based affiliates and successors (together, "MCI WorldCom") and @Track Communications, Inc. ("Customer") as of Customer's signature date below ("Contract Date"). The rates, charges, credits, and discounts contained in This Agreement will be effective the first day of the second (2nd) full billing cycle following the Contract Date and Customer's delivery of this Agreement to MCI WORLDCOM (the "Effective Date").

================================================================================

1. Service Provisioning and Receipt. MCI WorldCom will provide to Customer international, interstate, intrastate and local telecommunications services pursuant to this Agreement to the extent permitted by law, as supplemented by non-inconsistent price list and applicable tariff terms of MCI WORLDCOM Communications, Inc., MCI WORLDCOM Network Services, Inc., and WorldCom Technologies, Inc. and their U.S.-based affiliates and successors, including the MCI WorldCom Tariff F.C.C. No. 1 (individually, a "Tariff" and collectively, the "Tariffs"). This Agreement incorporates by reference the terms of each such Tariff. These Tariffs may be modified from time to time by MCI WorldCom in accordance with law and thereby affect the service furnished to Customer. Capitalized terms not otherwise defined herein shall have the meaning given them in the Tariffs.

2. Rates and Discounts. Except as expressly provided to the contrary, the rates in this Agreement are in lieu of, and not in addition to, any other discounts, promotions and/or credits (Tariffed or otherwise). Customer will pay MCI WorldCom's Standard Tariffed Rates and charges for services and charges not expressly referenced in this Agreement. Unless otherwise expressly stated in Attachment A, the rates in this Agreement do not include, and the discounts in this Agreement do not apply to, the following: charges for services other than those in this Agreement; non-Tariffed products; access or egress (or related) charges imposed by third parties; standard Tariffed non-recurring charges and monthly recurring non-usage charges; calling card surcharges (unless expressly set forth below); taxes, tax-related, or tax-like surcharges; any other charge related to a particular Service not expressly set forth in this Agreement; and other Tariffed charges, all of which are additional and which Customer agrees to pay in addition to the charges in this Agreement. All references to "intrastate" and "interstate" contained in this Agreement refer to domestic (within the United States) Services only. Any rounding of rates and charges will be governed by the Tariff.

3. Detariffing. Until such time as any federal tariff or federal tariff provisions incorporated herein by reference and made applicable to domestic interstate or international service are canceled, service will be provided pursuant to this Agreement to the extent permitted by law, as supplemented by non-inconsistent tariff terms contained in the Company's federal tariffs on file with the Federal Communications Commission. These federal tariffs may be modified from time to time by the Company in accordance with law and thereby affect the service furnished to Customer.

    When any federal tariff or federal tariff provisions applicable to domestic interstate or international service are canceled, service will be provided pursuant to this Agreement, as supplemented by any non-inconsistent product descriptions, definitions, prices and other terms and conditions contained in a Company "Service Publication and Price Guide" ("Publication"). This Publication shall be deemed to be incorporated herein by reference, will be maintained on a Company Internet web-site (www.wcom.com) accessible by, and available to, Customer at all times, and may be modified by the Company from time to time and thereby affect the service furnished to Customer.

    If enforcement of any modification made by Company to the Publication affects Customer in a material and adverse manner, Customer, as its sole remedy, may discontinue the affected service without liability (except for payment of all charges incurred up to the time of service discontinuance) by providing the Company with written notice of discontinuance. To exercise this remedy, the Company must receive written notice within thirty (30) days of Customer's first learning of the Company's enforcement. The Company may avoid service discontinuance if, within thirty (30) days of receipt of Customer's written notice, it agrees to amend this Agreement to eliminate the applicability to Customer of the relevant Publication provision. If a service is disconnected hereunder, the Customer's minimum volume requirement(s) will be reduced, as appropriate, to accommodate the discontinuance. A "material and adverse change" shall not include, nor be interpreted to include: (1) the introduction of a new service or any new service feature associated with an existing service, including all terms, conditions and prices relating thereto; (2) an adjustment (either an increase or a reduction) of a published underlying service price not expressly fixed in this Agreement; or (3) the introduction or revision of charges established and published by the Company to recover costs imposed on it by a governmental or quasi-governmental authority. Domestic intrastate service will be provided pursuant to requirements imposed by state law or regulatory authorities.

4. Tariff Option. MCI WorldCom will, if required, file a Tariff option (a "Tariff Option") consistent with the terms of Attachment A, which is incorporated into this Agreement.

5. Confidential Information. Customer will not disclose to any third party during the Term, or during the three (3) year period after expiration or termination of this Agreement, any of the terms and conditions of this Agreement unless that disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any legal proceeding establishing rights and obligations under this Agreement. MCI WorldCom reserves the right to terminate this Agreement by giving written notice to Customer if there is any unpermitted disclosure.

6. Governing Law. This Agreement and any cause of action arising out of this Agreement are subject to the Communications Act of 1934, as amended (the "Act"), or, if any part of this Agreement is not governed by the Act, by the domestic law of the State of New York without regard to its choice of law principles.

7. Notices. All notices, requests, or other communications (excluding invoices) hereunder will be in writing and either transmitted via telefacsimile, delivered by hand, delivered via overnight courier, or addressed and sent by certified or registered mail, postage prepaid and return receipt requested to the parties at the addresses below or any other telephone numbers and/or addresses as may be specified by written notice. All notices will be effective when received, or, if delivered by certified or registered mail, five days after posting.

    Notice To:                 With a copy to:             And to Customer:
    MCI WorldCom               MCI WorldCom                @Track Communications
    205 N. Michigan Avenue     5444 Westheimer             1155 Kas Dr., Ste 100
    Suite 2600                 Houston, TX 77056           Richardson, TX 75081
    Chicago, IL  60601         Attn: Branch Director       Attn: Gen'l Counsel
    Attn: Legal Director                                   Fax: 972-301-2263

8. Severability. All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions will not affect the validity or enforceability of the remaining provisions. The remaining provisions will be construed in such a manner as to carry out the full intention of the parties. Section titles or references used in this Agreement will have not substantive meaning or content and are not a part of this Agreement.

9. Entire Agreement. This Agreement, together with the Tariffs, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all other representations, understandings, or agreements that are not fully expressed herein, whether oral or written. Except for Tariff modifications initiated by MCI WorldCom, no amendment to this Agreement will be valid unless in writing and signed by both parties.

10. Waiver. No waiver of any of the provision of this Agreement will be binding unless it is in writing and signed by the party making the waiver. No waiver will be deemed or will constitute a waiver of any other provision, whether or not similar, and no waiver will be deemed, or will constitute, a continuing waiver.

11. Acceptance Deadline. This Agreement will be of no force and effect and the offer contained in this Agreement will be withdrawn unless this Agreement is signed by Customer and delivered to MCI WorldCom on or before September 30, 2000.

    The parties have executed this Agreement by their authorized representatives as of the dates below.
================================================================================
MCI WORLDCOM COMMUNICATIONS, INC.             @TRACK COMMUNICATIONS, INC.
500 Clinton Center Drive                      1155 Kas Drive
Clinton, Mississippi  39056                   Richardson, TX  75081

By     :   /s/ John McGuire                   By     : /s/ Jana Ahlfinger Bell
        -------------------------                     --------------------------

Name   :       John McGuire                   Name   :   Jana Ahlfinger Bell

Title  :  Vice President, Finance             Title  :     President & CEO

Date   :        10/23/00                      Date   :        9/29/00



                             -- MCI CONFIDENTIAL --

                  ATTACHMENT A TO SPECIAL CUSTOMER ARRANGEMENT

[TEXT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC.]







                                 ATTACHMENT A-1
                        -- MCI WORLDCOM CONFIDENTIAL --